Exhibit 99.1

News Release

ASCENA RETAIL GROUP, INC. REPORTS

FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS

– FOURTH QUARTER GAAP EPS $0.10; ADJUSTED EPS $0.13 –

– FOURTH QUARTER TOTAL COMPARABLE SALES (2%) –

– FISCAL 2015 FULL YEAR EPS GUIDANCE RANGE $0.90 - $1.00 –

MAHWAH, NJ – September 22, 2014 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal fourth quarter and full year ended July 26, 2014.

For the fourth quarter of Fiscal 2014, earnings from continuing operations were $0.10 per diluted share. This compares to earnings from continuing operations of $0.23 per diluted share in the same period of Fiscal 2013. Adjusted earnings from continuing operations in the fourth quarter of Fiscal 2014 were $0.13 per diluted share, compared to $0.34 per diluted share in the prior year’s fourth quarter. Reference should be made to Note 2 in the accompanying unaudited consolidated financial information for a discussion of the use of “Non-GAAP Financial Measures.”

For the full year Fiscal 2014, earnings from continuing operations were $0.84 per diluted share. This compares to earnings from continuing operations of $0.95 per diluted share in the same period of Fiscal 2013. Adjusted earnings from continuing operations for the full year Fiscal 2014 were $1.00 per diluted share, compared to $1.25 per diluted share in the prior year.

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “Despite mixed results across our portfolio and continuing soft traffic patterns, fourth quarter EPS was in line with our expectations. We have yet to see sustained evidence of market improvement, and as a result, are maintaining a conservative outlook as we enter the Fall season."

Jaffe further commented, “We continue to focus on controlling what we can control - refining our merchandising execution, maintaining focus on inventory levels and expense management, developing an integrated ecommerce platform for our customers, and driving efficiency improvements through our strategic investments. Our final brand is in the process of moving into our retail distribution center in Ohio, and we remain on track to have all our brands operating out of our new ecommerce fulfillment center by Spring of calendar 2015. Fiscal 2015 will see the continuation of a critical, multi-year investment to build out our omnichannel platform. We continue to create a business model that will drive sustainable long term value for our shareholders.”

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls and boys, under the Justice and Brothers brands. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.lanebryant.com, www.cacique.com, www.maurices.com, www.dressbarn.com, www.catherines.com, www.shopjustice.com, and www.shopbrothers.com.

Fiscal Fourth Quarter Results

Net sales for the fourth quarter of Fiscal 2014 decreased 1.3% to $1.182 billion, compared to $1.198 billion in the fourth quarter of Fiscal 2013. This decrease was caused by challenging tween market conditions at Justice and inventory-related issues at

Lane Bryant, partially offset by positive comp growth at maurices and Catherines and new store growth at maurices.

The Company’s comparable sales data for the fiscal fourth quarter is summarized below:

ascena store comparable sales	(4)%
ascena ecommerce comparable sales	13%
Total combined comparable sales	(2)%

	Total
	Combined	Net Sales (millions)
	Comparable	July 26,	July 27,
	Sales	2014	2014
Justice	(10)%	$286.1	$309.2
Lane Bryant	(2)%	284.3	293.7
maurices	1%	227.1	216.6
dressbarn	—%	293.8	290.0
Catherines	7%	91.1	88.2

Gross margin for the fourth quarter of Fiscal 2014 decreased to $647.2 million, or 54.7% of sales, compared to $654.2 million, or 54.6% of fourth quarter sales last year. Strong rate improvement at maurices and dressbarn was offset by an increased level of clearance activity at Justice and Lane Bryant to achieve targeted inventory levels.

Buying, distribution and occupancy (“BD&O”) costs for the fourth quarter of Fiscal 2014 were $206.5 million, or 17.5% of sales, compared to $197.1 million, or 16.5% of fourth quarter sales last year. The expense increase compared to last year reflects investments in merchandising and design functions, as well as the impact of new store growth at Justice and maurices.

Selling, general and administrative (“SG&A”) expenses for the fourth quarter of Fiscal 2014 were $343.5 million, or 29.1% of sales, compared to $330.8 million, or 27.6% of fourth quarter sales last year. The increase in total expense was primarily related to store payroll growth on a higher unit base, headcount growth at the brands to support our direct channel, and growth at our Shared Services Group to support synergy initiatives.

Operating income for the fourth quarter of Fiscal 2014 was $22.5 million, or 1.9% of sales, compared to $58.3 million, or 4.9% of sales last year. On an adjusted basis, operating income for the fourth quarter of Fiscal 2014 was $32.5 million, or 2.7% of sales compared to $87.0 million, or 7.3% of sales last year.

The effective tax rate for the fourth quarter of Fiscal 2014 was 25.0%, which was lower than the Company’s expectations due to the combined effect of permanent investments in our Asian and Canadian businesses, along with lower than expected pre-tax earnings for the quarter.

Income from continuing operations for the fourth quarter of Fiscal 2014 was $15.9 million as compared to $38.3 million in the prior year’s fourth quarter. On an adjusted basis, income from continuing operations for the fourth quarter of Fiscal 2014 was $22.1 million, as compared to $56.3 million in the prior year’s fourth quarter.

The Company reported earnings from continuing operations and net income of $0.10 per diluted share. For the prior year fourth quarter, the Company reported earnings from continuing operations of $0.23 per diluted share, a loss from discontinued operations of $0.05 and net income of $0.18 per diluted share.

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Fiscal Fourth Quarter Balance Sheet Highlights

The Company ended the fourth quarter of Fiscal 2014 with cash and investments of $187.3 million and total debt of $172.0 million, compared to $189.4 million of cash and investments and $135.6 million of debt at the end of Fiscal 2013.

Fiscal Year 2015 Guidance

The Company’s guidance for adjusted earnings per diluted share from continuing operations for the fiscal year ending July 2015 is in the range of $0.90 to $1.00. This guidance excludes any acquisition-related, integration and restructuring costs that may be incurred during the fiscal year. The Company noted that its guidance is based upon an ongoing challenging retail environment and is based on the following key assumptions:

•	Flat to modest positive total comp growth for the year, with Fall flat to down low-single digits and Spring up low-single digits
•	Net new store increase of 30-40 units
•	Double digit growth in depreciation, with projected expense between $210 and $215 million
•	Capital expenditures in the range of $350 to $375 million
•	Effective tax rate of 37% vs. 32% for Fiscal 2014
•	Earnings per share down to last year in the first half, with growth in the second half
•	Mid-to-high single digit EBITDA growth
•	EBITDA rate flat to up 20bp, with 80-100bp improvement in gross margin rate mostly offset by operating expense rate de-leverage

The Company plans to increasingly focus on Adjusted EBITDA as an important indicator of its underlying financial performance as it normalizes for major changes in non-cash depreciation and the Company’s effective tax rate. As referenced above, Fiscal 2015 guidance anticipates significant depreciation growth and an increase in effective tax rate to historic levels.

Conference Call Information

The Company will conduct a conference call today, September 22, 2014, at 4:30 PM Eastern Time to review its fourth quarter Fiscal 2014 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 399-3484 prior to the start time, the passcode is 96792625. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until October 22, 2014 by dialing (617) 801-6888, the passcode is 77849344.

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Non-GAAP Financial Results

Ascena’s financial results for its fiscal fourth quarter and full year ended July 26, 2014 reflect certain acquisition-related integration and restructuring costs. Additionally, the Company also incurred in Fiscal 2014 charges related to accelerated depreciation of certain assets that were displaced by the Company’s supply chain and technology integration efforts. Finally, the Company also incurred certain charges in Fiscal 2013 related to the extinguishment of debt and non-cash inventory expense associated with the purchase accounting write-up of inventory to fair market value. Management believes that all such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for Fiscal 2014 and Fiscal 2013, which exclude the effect of such costs, have been presented to supplement the reported results. Reference should be made to Note 2 of the unaudited consolidated financial information included herein for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(551) 777-6895

ICR, Inc.
James Palczynski
Senior Managing Director
(203) 682-8229
jp@icrinc.com

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (unaudited)

(millions, except per share data)

	Fourth Quarter Ended
	July 26, 2014	% of Net Sales	July 27, 2013	% of Net Sales
Net sales	$1,182.4	100.0%	$1,197.7	100.0%
Cost of goods sold	(535.2)	(45.3)%	(543.5)	(45.4)%
Gross margin	647.2	54.7%	654.2	54.6%
Other costs and expenses:
Buying, distribution and occupancy costs	(206.5)	(17.5)%	(197.1)	(16.5)%
Selling, general and administrative expenses	(343.5)	(29.1)%	(330.8)	(27.6)%
Acquisition-related, integration and restructuring costs	(9.1)	(0.8)%	(14.5)	(1.2)%
Impairment of intangible assets	(13.0)	(1.1)%	—	—%
Depreciation and amortization expense	(52.6)	(4.4)%	(53.5)	(4.5)%
Operating income	22.5	1.9%	58.3	4.9%
Interest expense	(1.7)	(0.1)%	(1.3)	(0.1)%
Interest and other income (expense), net	0.4	—%	(0.2)	—%
Income from continuing operations before provision for income taxes	21.2	1.8%	56.8	4.7%
Provision for income taxes from continuing operations	(5.3)	(0.4)%	(18.5)	(1.5)%
Income from continuing operations	15.9	1.3%	38.3	3.2%
Loss from discontinued operations, net of taxes	(0.2)	—%	(8.5)	(0.7)%
Net income	$15.7	1.3%	$29.8	2.5%

Net income per common share - basic:
Continuing operations	$0.10		$0.24
Discontinued operations	—		(0.05)
Total net income per basic common share	$0.10		$0.19

Net income per common share - diluted:
Continuing operations	$0.10		$0.23
Discontinued operations	—		(0.05)
Total net income per diluted common share	$0.10		$0.18

Weighted average common shares outstanding:
Basic	161.6		158.5
Diluted	164.8		163.8

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	Fiscal Year Ended
	July 26, 2014	% of Net Sales	July 27, 2013	% of Net Sales
Net sales	$4,790.6	100.0%	$4,714.9	100.0%
Cost of goods sold	(2,130.6)	(44.5)%	(2,137.7)	(45.3)%
Gross margin	2,660.0	55.5%	2,577.2	54.7%
Other costs and expenses:
Buying, distribution and occupancy costs	(832.3)	(17.4)%	(770.5)	(16.3)%
Selling, general and administrative expenses	(1,376.3)	(28.7)%	(1,330.8)	(28.2)%
Acquisition-related, integration and restructuring costs	(34.0)	(0.7)%	(34.6)	(0.7)%
Impairment of intangible assets	(13.0)	(0.3)%	—	—%
Depreciation and amortization expense	(193.6)	(4.0)%	(176.0)	(3.7)%
Operating income	210.8	4.4%	265.3	5.6%
Interest expense	(6.5)	(0.1)%	(13.8)	(0.3)%
Interest and other (expense) income, net	(0.8)	—%	0.4	—%
Loss on extinguishment of debt	—	—%	(9.3)	(0.2)%
Income from continuing operations before provision for income taxes	203.5	4.2%	242.6	5.1%
Provision for income taxes from continuing operations	(65.3)	(1.4)%	(87.4)	(1.9)%
Income from continuing operations	138.2	2.9%	155.2	3.3%
Loss from discontinued operations, net of taxes	(4.8)	(0.1)%	(3.9)	(0.1)%
Net income	$133.4	2.8%	$151.3	3.2%

Net income per common share - basic:
Continuing operations	$0.86		$0.99
Discontinued operations	(0.03)		(0.03)
Total net income per basic common share	$0.83		$0.96

Net income per common share - diluted:
Continuing operations	$0.84		$0.95
Discontinued operations	(0.03)		(0.02)
Total net income per diluted common share	$0.81		$0.93

Weighted average common shares outstanding:
Basic	160.6		157.3
Diluted	165.1		163.3

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Balance Sheets (Unaudited)

(millions)

	Fiscal Year Ended
	July 26, 2014	July 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$156.9	$186.4
Short-term investments	30.4	3.0
Inventories	553.2	540.9
Assets related to discontinued operations	—	38.8
Deferred tax assets	46.7	53.0
Prepaid expenses and other current assets	136.4	120.7
Total current assets	923.6	942.8
Property and equipment, net	1,110.6	824.8
Goodwill	581.4	581.4
Other intangible assets, net	435.4	451.1
Other assets	72.8	71.6
Total assets	$3,123.8	$2,871.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$253.2	$259.2
Accrued expenses and other current liabilities	308.9	285.3
Deferred income	63.5	61.2
Liabilities related to discontinued operations	—	21.5
Income taxes payable	6.3	8.7
Current portion of long-term debt	—	0.6
Total current liabilities	631.9	636.5
Long-term debt	172.0	135.0
Lease-related liabilities	248.5	242.9
Deferred income taxes	147.7	131.7
Other non-current liabilities	186.0	169.2
Total liabilities	1,386.1	1,315.3
Total equity	1,737.7	1,556.4
Total liabilities and equity	$3,123.8	$2,871.7

See accompanying notes.

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Ascena Retail Group, Inc.

Segment Information (Unaudited)

(millions)

	Fourth Quarter Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
Net sales:
Justice	$286.1	$309.2	$1,384.3	$1,407.4
Lane Bryant	284.3	293.7	1,080.0	1,050.1
maurices	227.1	216.6	971.4	917.6
dressbarn	293.8	290.0	1,022.5	1,020.7
Catherines	91.1	88.2	332.4	319.1
Total net sales	$1,182.4	$1,197.7	$4,790.6	$4,714.9

	Fourth Quarter Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
Operating income (loss):
Justice	$(15.0)	$14.2	$99.3	$182.3
Lane Bryant	(2.4)	(2.4)	(4.3)	(30.1)
maurices	0.8	14.7	86.0	107.0
dressbarn	40.9	40.0	39.4	30.3
Catherines	7.3	6.3	24.4	10.4
Unallocated acquisition-related, integration and restructuring costs	(9.1)	(14.5)	(34.0)	(34.6)
Total operating income	$22.5	$58.3	$210.8	$265.3

	Fourth Quarter Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
Adjusted EBITDA:
Justice	$0.5	$32.7	$160.0	$238.6
Lane Bryant	10.3	11.3	41.3	28.9
maurices	11.6	23.8	125.5	138.5
dressbarn	52.3	50.1	79.9	68.8
Catherines	9.5	8.4	31.7	21.0
Total Adjusted EBITDA	$84.2	$126.3	$438.4	$495.8

See accompanying notes.

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Ascena Retail Group, Inc.

Notes to Unaudited Consolidated Financial Information

Note 1. Basis of Presentation

Discontinued Operations

Contemporaneously with the June 2012 acquisition of Charming Shoppes, Inc. (the “Charming Acquisition”), the Company announced its intent to cease operating the acquired Fashion Bug business and its intent to sell the acquired Figi’s business. The Fashion Bug business ceased operations in February 2013 and the Company closed on the sale of the net assets of the Figi’s business in October 2013. These businesses have been classified as discontinued operations within the unaudited consolidated financial statements.

Reclassifications

Historically, the Company included freight costs to move merchandise from its distribution centers to its retail stores within Buying, distribution and occupancy costs. As these costs were appropriately treated as a component of inventory, such costs should have been expensed to Cost of goods sold as the inventories were sold. In the fourth quarter of Fiscal 2014, the Company restated its prior period information by reclassifying these freight costs of $47.4 million in Fiscal 2013 and $23.3 million in Fiscal 2012 from Buying, distribution and occupancy costs to Cost of goods sold. There were no changes to historical operating income or historical net income for any period as a result of this change.

In addition, given the significant increase in ecommerce revenues and related shipping costs, the Company concluded that freight costs to bring ecommerce merchandise to its final destination should be classified consistently with brick-and-mortar freight charges. This presentation aligns with how the Company now evaluates the effect of the increased ecommerce business on its results from operations. As a result, in the fourth quarter of Fiscal 2014, the Company changed its financial statement presentation of these shipping costs for all periods presented. Costs of $23.5 million in Fiscal 2013 and $7.8 million in Fiscal 2012, which previously were recorded in Buying, distribution and occupancy costs, are now included in Costs of goods sold. There were no changes to historical operating income or historical net income for any period as a result of this change.

Certain other immaterial reclassifications have been made to the prior period financial information in order to conform to the current period's presentation.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided Fiscal 2014 and Fiscal 2013 financial measures in this press release that reflect certain acquisition-related, integration and restructuring costs in connection with the Charming Acquisition. Additionally, the Company also incurred charges for the accelerated depreciation of certain assets that were displaced by the Company’s supply chain and technology integration efforts. Finally, the Company also incurred certain charges in Fiscal 2013 related to the extinguishment of debt and non-cash inventory expense associated with the purchase accounting write-up of inventory to fair market value. Management believes that all such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information in the tables below are presented for the Company’s continuing operations.

In addition, we present the financial performance measure of earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to exclude the non-operating related items discussed above, as well as extinguishments of debt and other income and expenses classified outside of operating income. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income reported herein. The table below reconciles Adjusted EBITDA to Net income as reflected in our unaudited consolidated statements of operations. For a more detailed discussion on our use of Adjusted EBITDA, reference is made to our Annual Report on Form 10-K for the Fiscal Year Ended July 26, 2014, as filed with the Securities and Exchange Commission.

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Ascena Retail Group, Inc.

Notes to Consolidated Unaudited Financial Information - (continued)

Note 2. Use of Non-GAAP Financial Measures - (continued)

Reconciliation of Reported Basis to Adjusted Basis (millions, except per share data)

	Fourth Quarter				Full Year
	FY 2014				FY 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$21.2	$(5.3)	$15.9	$0.10	$203.5	$(65.3)	$138.2	$0.84
Adjustments:
Acquisition-related, integration and restructuring costs	9.1	(3.4)	5.7	0.03	34.0	(12.7)	21.3	0.13
Accelerated depreciation related to integration efforts	0.9	(0.4)	0.5	0.00	8.6	(3.3)	5.3	0.03
Adjusted basis – continuing operations	$31.2	$(9.1)	$22.1	$0.13	$246.1	$(81.3)	$164.8	$1.00

	Fourth Quarter				Full Year
	FY 2013				FY 2013
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$56.8	$(18.5)	$38.3	$0.23	$242.6	$(87.4)	$155.2	$0.95
Adjustments:
Non-recurring inventory purchase accounting adjustments	—	—	—	—	19.9	(7.4)	12.5	0.08
Acquisition-related, integration and restructuring costs	14.5	(5.4)	9.1	0.06	34.6	(12.8)	21.8	0.13
Accelerated depreciation related to integration efforts	14.2	(5.3)	8.9	0.05	14.2	(5.3)	8.9	0.05
Loss on extinguishment of debt	—	—	—	—	9.3	(3.5)	5.8	0.04
Adjusted basis – continuing operations	$85.5	$(29.2)	$56.3	$0.34	$320.6	$(116.4)	$204.2	$1.25

	Fourth Quarter		Full Year
Operating Income:	FY 2014	FY 2013	FY 2014	FY 2013
Reported basis – continuing operations	$22.5	$58.3	$210.8	$265.3
Adjustments:
Non-recurring inventory purchase accounting adjustments				19.9
Acquisition-related, integration and restructuring costs	9.1	14.5	34.0	34.6
Accelerated depreciation related to integration	0.9	14.2	8.6	14.2
Adjusted basis – continuing operations	$32.5	$87.0	$253.4	$334.0

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Ascena Retail Group, Inc.

Notes to Consolidated Unaudited Financial Information - (continued)

Note 2. Use of Non-GAAP Financial Measures - (continued)

Reconciliation of Adjusted EBITDA to Net Income (millions)
	Fourth Quarter Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
Adjusted EBITDA	$84.2	$126.3	$438.4	$495.8
Acquisition-related, integration and restructuring costs	(9.1)	(14.5)	(34.0)	(34.6)
Non-cash inventory expense associated with the purchase accounting write-up of inventory to fair market value	—	—	—	(19.9)
Depreciation and amortization expense	(52.6)	(53.5)	(193.6)	(176.0)
Operating income	22.5	58.3	210.8	265.3

Interest expense	(1.7)	(1.3)	(6.5)	(13.8)
Interest and other (expense) income, net	0.4	(0.2)	(0.8)	0.4
Loss on extinguishment of debt	—	—	—	(9.3)
Income from continuing operations before provision for income taxes	21.2	56.8	203.5	242.6
Provision for income taxes from continuing operations	(5.3)	(18.5)	(65.3)	(87.4)
Income from continuing operations	15.9	38.3	138.2	155.2
Loss from discontinued operations, net of taxes	(0.2)	(8.5)	(4.8)	(3.9)
Net income	$15.7	$29.8	$133.4	$151.3

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Ascena Retail Group, Inc.
Supplemental Fact Sheet

Fleet Summary	Fiscal 2014

	Justice	Lane Bryant	maurices	dressbarn	Catherines	ascena

Store count	997	771	922	820	386	3,896
Real estate mix:
Strip	224	393	519	595	325	2,056
Mall(a)	672	264	360	56	58	1,410
Outlet	101	114	43	169	3	430

Average selling square feet per store	3,300	4,200	4,300	6,100	3,300	4,300
Sales per selling square foot	$371	$261	$232	$191	$212	$251
Average new store investment(b) ($000)	$331	$339	$250	$352	N/A(c)	$318

Brand P&L Summary	Fiscal 2014

	Justice	Lane Bryant	maurices	dressbarn	Catherines	ascena

Net Sales ($M)	$1,384	$1,080	$971	$1,022	$332	$4,791

Total Consolidated Comp %	(3.9%)	3.2%	1.1%	(0.8%)	7.7%	0.2%
Brick and Mortar	(6.0%)	(0.3%)	(0.8%)	(1.4%)	5.5%	(1.9%)
Ecommerce	21.9%	23.0%	25.1%	14.0%	24.6%	22.3%

Ecommerce Penetration	8.9%	16.6%	8.1%	4.2%	13.1%	9.7%

Gross Margin ($M)	$756	$592	$535	$577	$200	$2,660
% Net Sales	54.6%	54.8%	55.1%	56.4%	60.1%	55.5%

Adjusted Operating Income ($M)(d)	$103	($3)	$89	$39	$25	$253

% Net Sales	7.4%	(0.2%)	9.2%	3.9%	7.3%	5.3%

Adjusted EBITDA ($M)(e)	$160	$41	$125	$80	$32	$438
% Net Sales	11.6%	3.8%	12.9%	7.8%	9.6%	9.2%
% Growth vs. LY	(32.9%)	42.3%	(9.4%)	16.4%	51.5%	(11.6%)

(a) Mall stores include both Mall and Lifestyle Centers.

(b) Net of allowances and includes inventory.

(c) Catherines did not open any new stores in FY 2014

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(d)	Fiscal 2014 financial information is presented on an adjusted Non-GAAP basis. The Company’s financial results for Fiscal 2014 on a GAAP basis reflect certain acquisition-related, integration and restructuring costs of $34 million and accelerated depreciation of certain assets that were displaced by the Company’s supply chain and technology integration efforts. Management believes that all such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for Fiscal 2014, which exclude the effect of such costs, have been presented to supplement the reported results for each period.

	Fiscal 2014
	Justice	Lane Bryant	maurices	dressbarn	Catherines	Unallocated	Total ascena
Reported basis – Operating income (loss)	$99	$(4)	$86	$39	$25	$(34)	$211

Adjustments:
Acquisition related integration and restructuring costs	-	-	-	-	-	34	34

Accelerated depreciation related to integration	4	1	3	-	-	-	8
Adjusted basis – Operating income (loss)	$103	$(3)	$89	$39	$25	$-	$253

(e)	We present the financial performance measure of earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to exclude the non-operating related items discussed above, as well as extinguishments of debt and other income and expenses classified outside of operating income. These measures may not be directly comparable to similar measures used by other companies and should not be considered a substitute for performance measures in accordance with GAAP such as operating income and net income reported herein.

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